Exhibit 1.01

Conflict Minerals Report

In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

Introduction

This Conflict Minerals Report (“Report”) of Autoliv, Inc. (“Autoliv” or the “Company” or “we”) for the year ended December 31, 2025 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). Defined terms in this Report that are not otherwise defined herein are defined in the Rule and SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012.

Conflict Minerals Program

Overview

Autoliv is a supplier of automotive safety systems with a broad range of product offerings, including modules and components for passenger and driver airbags, side airbags, curtain airbags, seatbelts, steering wheels and pedestrian protection systems. As a supplier of automotive safety products, we are knowledgeable of the design and material content of our products and the processes used to produce them. As a result, we have determined that many of our products contain gold, columbite-tantalite (coltan), cassiterite, wolframite, and their derivatives, tantalum, tin and tungsten (collectively, the “Covered Minerals”) necessary to the functionality or production of those products.

Pursuant to the Rule, we undertook a reasonable country of origin inquiry (“RCOI”) and performed due diligence measures on the source and chain of custody of the necessary Covered Minerals in our products that we had reason to believe may have originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”) and may not have come from recycled or scrap sources, to determine whether such products were “DRC conflict free”. We use the term “conflict free” in this Report in a broader sense to refer to suppliers, supply chains, smelters, and refiners whose sources of Covered Minerals did not or do not directly or indirectly finance or benefit armed groups in the Covered Countries.

Policy

As part of the Company management systems described further below, we implemented a Conflict Minerals policy that prohibits human rights abuses associated with the extraction, transport or trade of minerals. We also prohibit any direct or indirect support to non-state armed groups or security forces that illegally control or tax mine sites, transport routes, trade points or any upstream actors in the supply chain. We require the parties in our supply chain to agree to follow the same principles, and we are working with our supply chain to improve traceability of minerals and ensure responsible sourcing. Suppliers who manufacture components, parts, or products containing Covered Minerals must commit to only sourcing those materials from environmentally and socially responsible sources. A link to Autoliv’s Conflict Minerals Policy can be found at https://www.autoliv.com/sustainability/sustainability-reporting/conflict-minerals-reports. The websites referenced herein and the information accessible through such websites are not incorporated into this specialized disclosure report.

Description of Products

Certain products manufactured or contracted to be manufactured by Autoliv contain Covered Minerals necessary to the functionality or production of such products.

For more information on the origin of the materials used in these products, please see “Due Diligence Results for the 2025 Calendar Year” below.

Design of Conflict Minerals Program

We adopted a policy and methodology in accordance with the Organisation for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Framework”), specifically as it relates to our position as a “downstream” purchaser. The five steps of this framework include: (1) establishing strong company management systems, (2) identifying and assessing risk in the supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) carrying out independent third-party audits of smelter/refiner’s due diligence practices, and (5) reporting annually on supply chain due diligence.

Description of RCOI

Autoliv conducted internal risk analysis to identify products for which Covered Minerals are necessary to the functionality or production of such product and mapped them to their respective vendors. The 2025 inquiry began with identifying the in-scope suppliers from our previous year’s inquiry that had not been phased out as an active supplier. In addition to this population, as a base for the identification process, we used the International Material Data System (the “IMDS Database”) as well as Autoliv’s internal purchasing department database. This process allowed Autoliv to identify in-scope products and the corresponding suppliers, and to supplement any deficiencies in the IMDS Database with the additional information found in the internal database. Through this process, Autoliv identified in total 286 active suppliers which are using, or likely to use, Covered Minerals in the products they supply to us.

The Company then surveyed the identified suppliers using the “iPoint” platform, which is based on the Conflict Minerals Reporting Template (commonly known as the “CMRT”) published by the Responsible Minerals Initiative and supports its Responsible Minerals Assurance Process (“RMAP”). For those suppliers not able to use the iPoint platform the Company contacted them directly with the CMRT request. Based on this RCOI and the report of its third-party audit support, the Company had reason to believe that the necessary Covered Minerals may have originated in the covered countries and may not have come from recycled or scrap sources. Accordingly, the Company performed due diligence on its supply chain for calendar year 2025, as described in further detail below.

Due Diligence Measures

Establish Strong Company Management Systems (OECD Step 1)

•
Assembled a team of dedicated individuals in the purchasing function to develop and support the process of supply chain due diligence, and these individuals regularly reported progress to the purchasing function.
•
Implemented certain procedures to collect data on Covered Minerals and to aid in the visibility into the Covered Minerals supply chain.
•
Adopted and communicated a company policy on Covered Minerals to employees, suppliers and the public.
•
Prepared an informative letter to suppliers describing Autoliv’s position and requirements with regard to Covered Minerals.
•
Incorporated into the “Autoliv Supplier Manual” a policy that all new suppliers sign an acknowledgement letter confirming that they understand that all the requirements described in the Autoliv Supplier Manual are mandatory in the supplier’s business relationship with Autoliv.

In coordination with our RCOI, we conducted due diligence to collect information on our supply chain to identify the source of materials for the calendar year 2025.

(a) Identify and assess risk in the supply chain (OECD Step 2)

•
Reviewed responses from suppliers and performed multiple follow-up requests with suppliers who had not responded to Autoliv’s inquiry by a certain date or who provided incomplete and/or inconsistent and possibly incorrect responses.
•
Engaged a third-party to support, review and process the Company’s supplier response data. The design of this third-party’s processes was independently audited by an outside party against the requirements of Step 2 of the OECD Due Diligence Guidance. The third-party performed due diligence in support of the Company’s Conflict Minerals process, which included:

(i) direct engagement of the smelter/refiner to attempt to obtain information regarding whether or not the smelter/refiner sources from the Covered Countries;

(ii) for smelters/refiners that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by RMAP, the third party reviewed publicly available information to determine if there was any contrary evidence to the smelter’s/refiner’s declaration (the sources reviewed included: Public internet search (Google) of the facility in combination with each of the covered countries, review of specific NGO publications such as Enough Project, Global Witness, Radio Okapi and the most recent UN Group of Experts report on the DRC); and

(iii) for smelters that did not respond to direct engagement, the third-party reviewed publicly available sources to determine if there was ‘any reason to believe’ that the smelter may have sourced from the Covered Countries during the reporting period.

(b) Design and implementation of a strategy to respond to identified risks (OECD Step 3)

•
Analyzed the results of the RCOI and, specifically, the responses that contained information that may lead Autoliv to have a reason to believe that Covered Minerals may have come from the Covered Countries and were not currently RMAP conformant, and subsequently designed and implemented a strategy to respond to such risks.
•
Maintained an informative bulletin through the Company intranet website, updated the Company’s Supplier Manual to include a Conflict Minerals section, and implemented procedures within the purchasing process to identify non-compliant suppliers and respond to supply chain risks.
•
Provided periodic progress reports to management and committees of the Company’s Board of Directors regarding the status of supply chain due diligence.

(c) Independent third-party audits of smelter/refiner’s due diligence practices (OECD Step 4)

•
Since smelter/refinery facilities are the key choke point in the global supply chain for minerals, Autoliv monitors the list of facilities that received a “conflict free” designation from the RMAP or other independent third-party audit programs, which designations provide due diligence information on the Covered Minerals sourced by such facilities. Due to the fact that Autoliv, as a downstream purchaser of products, is several steps removed from the smelters/refiners, it has no direct commercial relationships with smelters/refiners. Therefore, Autoliv determined that auditing smelters/refiners at this time would be inappropriate and impracticable and is instead relying on lists of certified conflict free smelters/refiners published by third-parties that have conducted such audits.

Report annually on supply chain due diligence (OECD Step 5)

•
Autoliv has compiled its results and filed this report in accordance with Rule 13p-1 through the use of the Form SD and the attachment of this Report. Autoliv reports annually, and these reports will be available on Autoliv’s corporate website at: https://www.autoliv.com/sustainability/sustainability-reporting/conflict-minerals-reports.

Due Diligence Results for the 2025 Calendar Year

Autoliv’s Conflict Minerals process, as described above, allowed Autoliv to identify in-scope products and the corresponding suppliers. Autoliv then conducted a RCOI by surveying the 286 identified suppliers, and Autoliv has received survey responses from 100% of these suppliers that were surveyed. The responses, however, have not all been satisfactory in all material respects due to incomplete or inconsistent data. Based on the information collected in our RCOI and due diligence process (and after correction, review and removal of duplicates or otherwise unverified facilities), we have determined that the necessary Covered Minerals in our products are processed by our suppliers within 326 smelter/refinery facilities which are on the known smelter lists provided by the Responsible Minerals Initiative (“RMI”), as further described below and in Annex I.

We believe forty-eight (48) of these smelters are sourcing, or there is reason to believe they may be sourcing, from the Covered Countries. Thirty-three (33) of these smelters are RMAP compliant. Regarding the remaining fifteen (15) smelters, we have engaged in risk mitigation efforts to (a) verify with internal stakeholders and relevant suppliers whether Conflict Minerals from the specific smelter were actually in the Company’s supply chain in the 2025 reporting period and/or (b) evaluate corrective or remediation actions based on a risk assessment. Autoliv’s policy, as a downstream purchaser of products, is to work with its suppliers to eliminate from its supply chain the high-risk smelters identified through the due diligence measures discussed above.

We have been unable to determine the origins of some of our Covered Minerals. Because we cannot determine the origins of some of the Covered Minerals, we are not able to state that our products that contain such minerals are “DRC conflict free.” Consequently, we have not obtained an independent private sector audit of our due diligence measures.

Limitations and Risks in our Inquiry

The due diligence measures we have undertaken may provide only reasonable, but not certain, assurance regarding the source of the necessary Covered Minerals in our products. These measures are dependent on the data supplied by our direct suppliers and the data that those suppliers gather from within their supply chains to identify the original sources of the necessary Covered Minerals. Our assessment is also dependent on the sufficiency of the efforts undertaken and provided by independent third-party audit and verification programs, which may yield inaccurate or incomplete information. In some cases, our customers require us to use certain suppliers, which may impact our ability to obtain information from them and slow our ability to replace a non-conforming supplier.

The limitations described above may lead to certain risks, including, but not limited to: insufficiencies in product or product content information, insufficiencies in smelter data, omission or misidentification of suppliers in responses, errors or omissions by smelters in providing correct data to suppliers, lack of understanding regarding regulatory requirements for Covered Minerals disclosures to the SEC and insufficiencies in supplier education and knowledge, errors in or insufficiency of public data, lack of timeliness of data, language barriers and translation, oversights or errors in conflict free smelter audits and smuggling of Covered Minerals to countries beyond the Covered Countries.

Future Initiatives

The due diligence process discussed above is an ongoing and evolving process. As Autoliv continues to conduct due diligence on its products, it will continue to refine and improve procedures to meet the goals and adhere to values set forth in Autoliv’s Conflict Minerals policy. We currently expect that these improvements will include: (i) further engagement with suppliers to continuously improve the content of survey responses, (ii) further engagement to encourage that smelters sourced from the Covered Countries become conflict-free and certified by the RMAP or other independent third-party audit program, and (iii) continuous engagement with suppliers to encourage compliance with Autoliv’s Conflict Minerals policy by replacing high-risk smelters and, as deemed necessary, discontinuing sourcing from suppliers that are in violation of our requirements to ensure that they source from designed RMI active or conformant suppliers.

This Conflict Minerals Report was not subjected to an independent private sector audit as such audit is not required for this reporting period.

Caution Concerning Forward-Looking Statements

Certain statements in this Report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “plan,” “project,” “believe,” “consider,” “estimate,” “target,” “anticipate” and similar expressions are generally intended to identify these forward-looking statements, although not all forward-looking statements contain such language. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law.

ANNEX 1

Smelters marked with an (*) have been identified through the due diligence measures discussed above as high-risk smelters. Autoliv has not yet confirmed the presence of Covered Minerals from these smelters in its products as the due diligence regarding these smelters is incomplete. Autoliv’s policy, as a downstream purchaser of products, is to work with its suppliers to eliminate high-risk smelters from its supply chain.

Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	ASAHI METALFINE, Inc.
Gold	AU Traders and Refiners
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery(*)
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC(*)
Gold	Albino Mountinho Lda.(*)
Gold	Alexy Metals
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Attero Recycling Pvt Ltd
Gold	Augmont Enterprises Private Limited(*)
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Ronnskar
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery - Glencore Canada Corporation
Gold	CGR Metalloys Pvt Ltd.(*)
Gold	Caridad
Gold	Cendres + Metaux S.A.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Coimpa Industrial LTDA
Gold	DSC (Do Sung Corporation)
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC(*)
Gold	Dongwu Gold Group
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Elite Industech Co., Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC(*)

Gold	Fidelity Printers and Refiners Ltd.(*)
Gold	Fujairah Gold FZC(*)
Gold	GG Refinery Ltd.
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Gasabo Gold Refinery Ltd.(*)
Gold	Gold Coast Refinery
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	Gold by Gold Colombia
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Smelter not listed
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners(*)
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	K.A. Rasmussen
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'Orfebre S.A.(*)
Gold	LS MnM Inc.
Gold	LT Metal Ltd.
Gold	Lingbao Gold Co., Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	MD Overseas
Gold	MKS PAMP SA
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.

Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	NH Recytech Company
Gold	NOBLE METAL SERVICES
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	QG Refining, LLC
Gold	REMONDIS PMR B.V.
Gold	Rand Refinery (Pty) Ltd.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	SAFINA A.S.
Gold	SAM Precious Metals FZ-LLC(*)
Gold	SEMPSA Joyeria Plateria S.A.
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.(*)
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sumitomo Metal Mining Co., Ltd.

Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION
Gold	TOO Tau-Ken-Altyn
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	PowerX Ltd.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha Assembly Solutions Inc
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	Dongguan Best Alloys Co., Ltd.
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	EM Vinto
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Estanho de Rondonia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Mineracao Taboca S.A.
Tin	Mining Minerals Resources SARL
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgicas S.A.
Tin	P Kay Metal, Inc
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Arsed Indonesia
Tin	PT Bangka Prima Tin
Tin	PT Cipta Persada Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo

Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajehan Ariq
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	Precious Minerals and Smelting Limited
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Super Ligas
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Woodcross Smelting Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.(*)
Tungsten	A.L.M.T. Corp.
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders LLC
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Hydrometallurg, JSC
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials

Tungsten	Moliren Ltd.
Tungsten	NPP Tyazhmetprom LLC
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	Niagara Refining LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	S.P.T. spol.s r.o.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Unecha Refractory metals plant
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.